                                                                    EXHIBIT 32.1


            CERTIFICATION OF TRUSTEE OF TREASURE ISLAND ROYALTY TRUST
             PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying report of Treasure Island Royalty Trust (the "Trust") on Form 10-Q for the quarterly period ended June 30, 2007 filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies that to its knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       Trustee for Treasure Island Royalty Trust



Date: August 14, 2007                  By: /s/ STEVEN A. FINKLEA
                                           -------------------------------------
                                           Steven A. Finklea
                                           Vice President